Exhibit 99.1

TUCOWS REPORTS FINANCIAL RESULTS FOR

THE THIRD QUARTER OF FISCAL 2007

TORONTO — November 6, 2007— Tucows Inc. (AMEX:TCX, TSX:TC), a leading provider of Internet services to web hosting companies and ISPs worldwide, today reported its financial results for the third quarter of fiscal 2007, ended September 30, 2007.  All figures are in U.S. dollars unless otherwise stated.

“Despite short-term challenges, we are optimistic about the significant opportunities for long-term growth in our business,” said Elliot Noss, President and CEO, Tucows Inc. “We are confident that the price reduction on wholesale domain names implemented in early August and affiliate channel opportunities from the acquisition of IYD will re-energize our traditional domain names business. Moreover, our emerging domain name revenue streams from direct navigation, premium domain name sales from our own inventory, and agency fees on sales of third-party premium domain name inventories provide excellent future growth potential. In addition, our new hosted email service will allow our customers to compete with the best of the free and hosted services in the market. We have positioned Tucows to achieve sustainable long-term growth.

“Our financial results were affected by our decision to reduce the price in our traditional domain names business and the declining yields from our Google ads.  In addition, we experienced unsatisfactory results from our content libraries, which we are currently addressing.  These factors combined to have a muting effect on generation of cash flow from operations, which we now expect to be in the range of $8.5 million to $9.0 million for fiscal 2007.”

Summary Financial Results
 (Numbers in Thousands of US Dollars, Except Per Share Data)

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
Net Revenue	17,812	16,864	56,398	47,830
EBITDA	1,378	2,944	7,922	4,379
Adjusted Net Income	1,130	1,518	8,258	4,783
Net Income (loss)	(311)	1,935	3,610	2,004
Net Income/Share	$0.00	$0.03	$0.05	$0.03
Cash Flow from Operations	2,264	(133)	5,788	4,921

Summary of Revenue and Cost of Revenue
 (Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006
Domain Names, excluding Domain Direct	12,301	11,272	9,158	8,069
Other Internet services, including Domain Direct	4,422	4,305	1,028	1,129
Sale of Domain Names	21	—	—	—
Advertising and other revenue	1,068	1,287	145	—
Total	17,812	16,864	10,331	9,198

Third Quarter Fiscal 2007 Financial Summary

Revenue — Net revenue for the third quarter of fiscal 2007 increased 6% to $17.8 million from $16.9 million for the third quarter of fiscal 2006.  The increase was primarily the result of higher revenue from domain registrations, which was partially offset by lower revenue from both email and advertising.

Adjusted Net Income — Adjusted net income for the third quarter of fiscal 2007 was $1.1 million compared to $1.5 million for the corresponding quarter of last year.

Net Income/Loss — Net loss for the third quarter of fiscal 2007 was $0.3 million, or $0.00 per share, compared to net income of $1.9 million, or $0.03 per share, for the third quarter of fiscal 2006.  Net income for the third quarter of fiscal 2006 included other income of $1.9 million related to contingent consideration associated with the sale in 2002 of patents acquired through the reverse takeover of Infonautics in 2001. Included in net income for the third quarter of fiscal 2007 is a dividend of $531,000 from Afilias, Inc. a company in which Tucows has an investment.  Tucows does not expect to receive additional dividends from Afilias in 2007.

Deferred Revenue — Deferred revenue at the end the third quarter of fiscal 2007 was $49.8 million, an increase of 11% from $44.7 million at the end of the third quarter of fiscal 2006 and an increase of 2% from $49.0 million at the end of the second quarter of fiscal 2007.

Cash — Cash, cash equivalents and restricted cash at the end of the third quarter of fiscal 2007 was unchanged from the end of the second quarter of fiscal 2007 at $6.2 million and up from $3.8 million at the end of the third quarter of fiscal 2006. Compared to the end of the second quarter of fiscal 2007, cash, cash equivalents and restricted cash remained unchanged primarily as a result of the generation of $2.3 million from cash flow from operations during the third quarter being offset by our investing $1.1 million in cash in partial payment of the acquisition of Innerwise Inc. (ItsYourDomain.com) at closing and the transfer of an additional $1.1 million into an escrow account to be held against certain performance contingencies being met by August 2008.

EBITDA and Adjusted Net Income

To assist financial statement users in their assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

• It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table below. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Each of the items being adjusted for may create certain material limitations in the use of Adjusted Net Income as a non-GAAP financial measure. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this presentation and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	September 30 2007	December 31, 2006

Assets

Current assets:
Cash and cash equivalents	$5,915,732	$6,256,392
Restricted cash	255,000	1,019,423
Accounts receivable	3,971,950	2,969,997
Prepaid expenses and deposits	3,474,477	2,394,627
Prepaid domain name registry and other Internet services fees, current portion	24,669,326	22,168,558
Cash held in escrow	1,058,620	—
Deferred tax asset, current portion	1,000,000	1,000,000
Total current assets	40,345,105	35,808,997

Prepaid domain name registry and other Internet services fees, long-term portion	10,559,073	9,511,341
Property and equipment	5,680,675	5,647,532
Deferred financing charges	142,600	—
Deferred tax asset, long-term portion	2,000,000	2,000,000
Intangible assets	22,363,906	18,554,436
Goodwill	17,762,228	12,094,817
Investment	353,737	353,737
Cash held in escrow	—	694,579
Total assets	$99,207,324	$84,665,439

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,870,124	$2,867,814
Accrued liabilities	3,038,887	2,567,012
Customer deposits	2,978,559	3,144,119
Promissory note payable, current portion	6,000,000	—
Loan payable, current portion	1,914,242	—
Deferred revenue, current portion	34,853,150	31,658,081
Accreditation fees payable, current portion	479,546	847,325
Total current liabilities	51,134,508	41,084,351

Deferred revenue, long-term portion	14,994,772	13,478,525
Accreditation fees payable, long-term portion	181,484	163,988
Promissory note payable, long-term portion	—	6,000,000
Loan payable, long-term portion	7,337,927	—
Deferred tax liability	5,396,000	5,396,000

Stockholders’ equity:

Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 73,772,502 shares issued and outstanding at September 30, 2007 and 75,978,502 shares issued and outstanding at December 31, 2006	15,250,235	15,395,381
Additional paid-in capital	48,514,852	50,359,906
Deficit	(43,602,454)	(47,212,712)
Total stockholders’ equity	20,162,633	18,542,575
Total liabilities and stockholders’ equity	$99,207,324	$84,665,439

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net revenues	$17,811,914	$16,864,320	$56,398,012	$47,830,296

Cost of revenues:
Cost of revenues (*)	12,271,047	10,464,829	35,702,644	30,458,945
Depreciation of property and equipment	995,954	695,624	2,791,050	1,889,799
Amortization of intangible assets	83,060	66,550	210,132	143,628
Total cost of revenues	13,350,061	11,227,003	38,703,826	32,492,372

Gross profit	4,461,853	5,637,317	17,694,186	15,337,924

Expenses:
Sales and marketing (*)	1,712,676	1,706,951	4,537,198	4,738,397
Technical operations and development (*)	1,723,857	1,924,435	5,288,829	6,335,874
General and administrative (*)	1,257,206	1,698,012	3,566,847	4,265,529
Depreciation of property and equipment	68,316	43,025	198,107	125,116
Amortization of intangible assets	322,781	230,291	778,823	436,175
Total expenses	5,084,836	5,602,714	14,369,804	15,901,091

Income (loss) from operations	(622,983)	34,603	3,324,382	(563,167)

Other income (expenses):
Interest income (expense), net	(203,376)	(70,297)	(294,322)	135,256
Other income, net	530,583	1,873,420	619,014	2,347,026
Total other income (expense)	327,207	1,803,123	324,692	2,482,282

Income before provision for income taxes	(295,776)	1,837,726	3,649,074	1,919,115

Provision for income taxes	14,816	(96,895)	38,816	(84,895)
Net income (loss) for the period	$(310,592)	$1,934,621	$3,610,258	$2,004,010

Basic earnings per common share	$(0.00)	$0.03	$0.05	$0.03

Shares used in computing basic earnings per common share	74,100,911	75,706,078	74,548,903	73,418,358

Diluted earnings per common share	$(0.00)	$0.02	$0.05	$0.03

Shares used in computing diluted earnings per common share	77,525,973	78,214,560	77,413,998	75,852,576

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$4,100	$2,200	$11,000	$7,700
Sales and marketing	$21,400	$23,200	$61,100	$79,200
Technical operations and development	$18,900	$14,800	$62,300	$50,800
General and administrative	$33,900	$21,300	$118,100	$72,300

Tucows  Inc.

Reconciliation of EBITDA and Adjusted Net Income

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Net income (loss) for the period	$(310,592)	$1,934,621	$3,610,258	$2,004,010
Depreciation of property and equipment	1,064,270	738,649	2,989,157	2,014,915
Amortization of intangible assets	405,841	296,841	988,955	579,803
Interest income (expense), net	203,376	70,297	294,322	(135,256)
Provision for income taxes	14,816	(96,895)	38,816	(84,895)
EBITDA	1,377,711	2,943,513	7,921,508	4,378,577

Adjustments to EBITDA (1)
Change in prepaid domain name registry and other Internet services fees	(795,949)	(1,058,139)	(3,548,500)	(5,229,809)
Change in deferred revenue	834,795	1,506,423	4,711,315	6,702,773
Dividend income	(530,583)	—	(619,014)	—
Transitional costs	244,336	—	244,336	1,278,842
Other income	—	(1,873,420)	—	(2,347,026)
Reversal of contingencies	—	—	(451,249)	—
Subtotal Adjustments to EBITDA	(247,401)	(1,425,136)	336,888	404,780

Adjusted Net Income	$1,130,310	$1,518,377	$8,258,396	$4,783,357

(1) Adjustments to EBITDA

We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges.

The net amount of cash we collected for domain registrations and other Internet services paid for the full term at the time of activation and deferred amounted to $1,162,815 for the nine months ended September 30, 2007 compared to $1,472,964 for the nine months ended September 30, 2006.

For the three and nine months ended September 30, 2007, we incurred $244,336 of transitional costs in connection with our acquisition of Innersie Inc.

For the nine months ended September 30, 2006, we incurred $1.3 million of transitional costs in connection with our acquisition of the Hosted Messaging assets of Critical Path. In addition, during the nine months ended September 30, 2006, we received $2.3 million in connection with settlements related to patents we acquired in the merger with Infonautics in 2001.

Tucows  Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Cash provided by (used in):
Operating activities:
Net income (loss) for the period	$(310,592)	$1,934,621	$3,610,258	$2,004,010
Items not involving cash:
Depreciation of property and equipment	1,064,270	738,649	2,989,157	2,014,915
Amortization of intangible assets	405,841	296,841	988,955	579,803
Unrealized change in the fair value of forward exchange contracts	(61,673)	145,177	(1,164,114)	(50,725)
Stock-based compensation	78,300	61,500	252,500	210,000
Change in non-cash operating working capital:
Interest receivable	—	5,027	—	39,574
Accounts receivable	87,922	(2,100,231)	(975,729)	(4,262,944)
Prepaid expenses and deposits	875,841	388,487	(161,669)	367,608

Prepaid fees for domain name registry and other Internet services fees	(795,949)	(1,058,139)	(3,548,500)	(5,229,809)
Deferred financing charges	(142,600)	—	(142,600)	—
Accounts payable	(161,037)	(2,213,494)	(906,624)	857,048
Accrued liabilities	218,368	135,838	651,189	1,202,952
Customer deposits	204,906	6,534	(165,560)	574,791
Deferred revenue	834,795	1,506,423	4,711,315	6,702,773
Accreditation fees payable	(34,255)	19,402	(350,283)	(89,434)

Cash provided by (used in) operating activities	2,264,137	(133,365)	5,788,295	4,920,562

Financing activities:
Proceeds received on exercise of stock options	17,912	43,550	204,255	98,960
Repurchase of shares	—	—	(2,446,955)	—
Repayment of promissory note payable	—	(2,122,930)	—	(2,122,930)
Proceeds received on loan payable, net of repayments	9,252,169	—	9,252,169	—

Cash provided by (used in) financing activities	9,270,081	(2,079,380)	7,009,469	(2,023,970)

Investing activities:
Cost of domain names acquired	—	—	(18,425)	—
Additions to property and equipment	(200,213)	(787,824)	(3,093,366)	(4,079,249)
Decrease in investment in short-term investments	—	—	—	1,771,569
Decrease (increase) in restricted cash - being margin security against forward exchange contracts	255,000	159,623	764,423	(202,835)
Acquisition of Mailbank.com Inc., net of cash acquired	—	(655,830)	—	(6,486,732)
Acquisition of Hosted Messaging Assets from Critical Path Inc., net of cash acquired	—	(1,037,303)	(90,050)	(7,456,788)
Acquisition of Boardtown Corporation, net of cash acquired	—	(22,700)	(4,900)	(22,700)
Acquisition of Innerwise Inc., net of cash acquired	(10,332,065)	—	(10,332,065)	—
Increase in cash held in escrow	(1,058,620)	1,563,999	(364,041)	(221,012)

Cash used in investing activities	(11,335,898)	(780,035)	(13,138,424)	(16,697,747)

Increase (decrease) in cash and cash equivalents	198,320	(2,992,780)	(340,660)	(13,801,155)

Cash and cash equivalents, beginning of period	5,717,412	6,539,713	6,256,392	17,348,088

Cash and cash equivalents, end of period	$5,915,732	$3,546,933	$5,915,732	$3,546,933

Supplemental cash flow information:
Interest paid	$274,368	$—	$484,368	$—

Supplementary disclosure of non-cash investing activity:
Capital assets acquired during the period not yet paid for	$293,205	$—	$293,205	$—
Common stock issued on the acquisition of Mailbank.com Inc.	$—	$—	$—	$2,877,070
Promissory notes issued on the acquisition of Mailbank.com Inc.	$—	$—	$—	$8,122,930
Loan taken on the acquisition of Innerwise Inc.	$9,571,209	$—	$9,571,209	$—

Conference Call

Tucows will host a conference call today, Tuesday, November 6, 2007, at 5:00 p.m. (ET) to discuss the Company’s third quarter fiscal 2007 results. To access the conference call via the Internet go to about.tucows.com, and click on “Investors”.

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 1-877-289-8525 or 416-640-1917 and enter the pass code 21251093 followed by the pound key.  The telephone replay will be available until Tuesday, November  13, 2007, at midnight. To access the archived conference call via the Internet, go to about.tucows.com and click on “Investors.”

About Tucows

Tucows is the largest Internet services provider for hosting companies and ISPs. Through our network of over 9,000 service providers around the world we provide billing solutions, millions of email boxes and manage over eight million domains. Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers). Tucows remains one of the most popular software download sites on the Internet. For more information please visit: about.tucows.com.

Contact:

Leona Hobbs
Director, Communications
Tucows Inc.
416-538-5450
ir@tucows.com

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.